UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2012

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2012, Lennar Corporation entered into a 3-year Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named in the Credit Agreement, which is included as an exhibit to this Current Report on Form 8-K. The description of the Credit Agreement provided below is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement.

The Credit Agreement is a senior unsecured revolving credit facility that provides the Company with $410 million of financing and expires in May 2015. This credit facility provides the Company with access to an additional $115 million of financing through an accordion feature, subject to additional commitments, for a maximum aggregate commitment under the facility of $525 million. The credit facility also allows for $200 million in additional commitments to be used exclusively for letters of credit if the Company’s existing Letter of Credit and Reimbursement Agreements are terminated.

Amounts borrowed under the Credit Agreement are guaranteed by Lennar Corporation and all of the Company’s material wholly-owned subsidiaries, as defined by the Credit Agreement, except mortgage banking subsidiaries, Rialto subsidiaries and designated subsidiaries. A list of the original guarantors is listed in Schedule 1.1C of the Credit Agreement and the form of the guarantee is included as Exhibit A to the Credit Agreement. The Credit Agreement contains three financial condition covenants: (1) maximum leverage ratio, (2) interest coverage/ liquidity test and (3) a minimum net worth test, as detailed in section 7.1 of the Credit Agreement. The Credit Agreement has a commitment fee rate of 0.75% per annum. Interest rates on outstanding borrowings are determined based on LIBOR plus applicable margin or an Alternate Base Rate, as described in the Credit Agreement, plus applicable margin, depending on the type of borrowings. The Company generally will use amounts available under the Credit Agreement to meet short-term financing needs, including financing for land acquisition and development activities, construction activities and general operating needs.

On May 3, 2012, the Company issued a press release to announce its entering into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.1.	Credit Agreement dated as of May 2, 2012, by and among Lennar Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named in the Credit Agreement.

99.1.	Press Release issue by Lennar Corporation on May 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1.	Credit Agreement dated as of May 2, 2012, by and among Lennar Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named in the Credit Agreement.

99.1.	Press Release issue by Lennar Corporation on May 3, 2012.